Exhibit 22

               List of Subsidiaries

Name                                  Percentage Ownership

Lisbon Landfill, Inc.                         100%

Ace Waste Services, Inc.                       51%

All Waste Disposal Service, Inc.              100%

Automated Waste Solutions, Inc.               100%

Tri-State Waste Disposal, Inc.                100%

WasteMasters, Inc. (a Delaware corporation)   100%

Synfuel, Inc.                                 100%

Appalachia Environmental Recovery, Inc.        88.26%

WasteMasters of Nevada, Inc.                  100%

WasteMasters Holdings, Inc.                   100%